Exhibit 99.1

For More Information Contact:
Justine E. Koenigsberg Senior Director, Corporate Communications (617) 349-0271	Daniella M. Lutz Corporate Communications Manager (617) 349-0205

FOR IMMEDIATE RELEASE

TKT Provides Update on product pipeline at JPMorgan Healthcare conference

— Replagal 2004 Sales Expected to Slightly Exceed Guidance Range —

San Francisco, CA, January 11, 2005 — Transkaryotic Therapies, Inc. (Nasdaq: TKTX) will present today an overview of its product pipeline and the outlook for 2005 at the JPMorgan Health Care Conference in San Francisco, California. Specifically, TKT will provide an update on expected Replagal™ 2004 sales, provide an update on the Dynepo™ program and describe a new research program for the treatment of familial hypercholesterolemia.

“We had a solid year in 2004 across the organization. Replagal sales growth, the start-up of Dynepo manufacturing, and clinical progress in our I2S and GA-GCB programs were significant accomplishments that give us a strong platform for growth in 2005,” said Michael J. Astrue, President and Chief Executive Officer of TKT. “With several near-term commercial opportunities and the progress of our research pipeline, we believe we are building a sustainable business that will offer a steady flow of important new products for rare diseases.”

TKT announced today that based on a preliminary review of vial shipments, it expects Replagal sales in Europe during the fourth quarter 2004 to be higher than expected and that the company expects 2004 Replagal sales to slightly exceed its 2004 guidance of $67 to $77 million. TKT also announced preliminary guidance on 2005 Replagal sales of $90 to $100 million and greater than $100 million in 2006. TKT will release its consolidated 2004 financial results and provide 2005 guidance in February 2005.

To prepare for the commercial introduction of Dynepo in Europe, TKT has contracted with Lonza Biologics to manufacture the bulk drug substance at Lonza’s cGMP production facility in Slough, England. Production of the validation batches to support regulatory approval of the manufacturing site in Europe began last month. TKT now intends to file variations to the existing product license for Dynepo for its manufacturing facilities in the fourth quarter of 2005, and expects that this will allow for a market introduction in the first half of 2006.

In addition, TKT will describe today a new research program outside the protein replacement area. The company is conducting studies in animals to demonstrate LDL-cholesterol (LDLc) lowering effect of its recombinant LDL receptor-transferrin fusion protein (LDLR/TF) as a potential treatment of familial hypercholesterolemia to reduce elevated plasma LDLc levels in patients. These proof-of-concept studies are expected to be completed next year.

Familial hypercholesterolemia is an inherited genetic disorder caused by mutations in the low-density lipoprotein receptor (LDLR) gene where a significant unmet medical need exists. Absent or malfunctioning LDLR causes severe elevations in LDL cholesterol levels. Familial hypercholesterolemia leads to premature thickening of fatty material along artery walls and may eventually block the arteries resulting in heart attacks and premature death. The heterozygous variant of familial hypercholesterolemia affects approximately 1 per 500 persons and current treatments fail for a significant minority of these patients.

In addition, TKT will provide the following overview of anticipated milestones for 2005:

Introduce Replagal Into Additional Countries

TKT expects to obtain Japanese approval of Replagal in late 2005 and is working to secure government reimbursement in Taiwan and Canada.

Report Clinical Findings

Top-line results from the I2S pivotal study for Hunter syndrome are expected to be reported in June 2005. The company also expects to report during the first half of 2005 top-line results from a Phase III clinical trial previously conducted by TKT’s U.S. partner, Sanofi Aventis, evaluating Dynepo as a treatment for anemia associated with cancer chemotherapy. Sanofi-Aventis is conducting the clinical data analyses. In addition, TKT expects to report top-line results from the Phase I/II study evaluating GA-GCB for the treatment of Gaucher disease in the second half of 2005.

File Regulatory Applications

TKT expects that if the pivotal I2S clinical trial results are positive, it will file for regulatory approval in the U.S. and Europe in the second half of 2005. TKT also intends to file variations to the existing product license for Dynepo for its manufacturing facilities in the fourth quarter of 2005. In addition, if the clinical trial results of Dynepo as a treatment for cancer-related anemia are positive, TKT intends to file an application seeking to expand the Dynepo label in Europe.

Form New Partnership

TKT is seeking to enter into a commercial partnership for Dynepo. There has been interest from a variety of companies and TKT’s target is to close a deal in the first half of 2005.

Select New Protein Replacement Programs to Enter Preclinical Development

The company is currently evaluating three undisclosed protein replacement programs outside the lysosomal storage disease area and intends to make decisions on whether to begin preclinical development for these proteins in the second half of 2005.

Webcast

A webcast of TKT’s corporate presentation at the JPMorgan Healthcare Conference may be accessed in the Investor Information section of TKT’s website at www.tktx.com at 4:30 p.m. Pacific Time under the Events category. A replay of the presentation will be available for approximately 30 days.

About TKT

Transkaryotic Therapies, Inc. is a biopharmaceutical company primarily focused on researching, developing and commercializing treatments for rare diseases caused by protein deficiencies. Within this focus, the company markets Replagal™, an enzyme replacement therapy for Fabry disease, and is developing treatments for Hunter syndrome and Gaucher disease. In addition to its focus on rare diseases, TKT intends to commercialize Dynepo™, its Gene-Activated® erythropoietin product for anemia related to kidney disease, in the European Union. TKT was founded in 1988 and is headquartered in Cambridge, Massachusetts, with additional operations in Europe, Canada and South America. Additional information about TKT is available on the company’s website at http://www.tktx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements containing the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “should,” “could,” “will,” “may,” and similar expressions. There are a number of important factors that could cause the company’s actual results to differ materially from those indicated by such forward-looking statements, including: whether any of the company’s products will achieve the commercial success anticipated by the company; whether competing products will reduce the market opportunity for such products; whether I2S will be safe and effective as a treatment for Hunter syndrome; whether GA-GCB will be safe and effective as a treatment for Gaucher disease; whether LDLR/TF will be safe and effective as a treatment for familial hypercholesterolemia; whether TKT will successfully identify and develop new products suitable for commercialization; whether TKT is able to successfully complete clinical trials of its products; enrollment rates for clinical trials; whether the results of clinical trials, including the results of the I2S and GA-GCB trials referred to above, will be consistent with results of prior clinical trials or will warrant submission of applications for regulatory approval; whether future clinical trials will be conducted on a timely basis; the ability of TKT to successfully find a partner for Dynepo; the ability of TKT and its partners to successfully complete development of and to commercialize its products; the ability of TKT to manufacture sufficient quantities of its products to satisfy both clinical trial requirements and commercial demand, if approved; the timing of submissions to and decisions by regulatory authorities in the United States, Europe, Japan and other countries regarding clinical trials and marketing and other applications for TKT’s products; whether the FDA and equivalent regulatory authorities will grant marketing approval for the company’s products on a timeline consistent with TKT’s expectations or at all; the availability and extent of coverage from third party payors and the receipt of reimbursement approvals for the company’s products; results of patent or other litigation; and other factors set forth under the caption “Certain Factors That May Affect Future Results” in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, which is on file with the Securities and Exchange Commission and which factors are incorporated herein by reference. While the company may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if its expectations change.

Gene-Activated® is a registered trademark and Replagal™ is a trademark of Transkaryotic Therapies, Inc.

Dynepo™ is a trademark of Sanofi-Aventis SA.

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